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EXHIBIT 99.1


                       [FINANCIAL WEST GROUP LETTERHEAD]


December 8, 2004

AccessPoint Corp.
3030 S. Valley Blvd., Suite 190
Las Vegas, NV 89102

Dear Board of Directors,

After the shareholder meeting on December 7th in Las Vegas, Nevada, I was advised that 1.9 million shares refused to ratify the actions of the Officers and Directors for the previous period. In light of past experience in the California court system with shareholder derivative lawsuits and for additional personal reasons regarding my own business, I find it necessary to resign as Chairman, CEO and President of Accesspoint effective this date.

It has been a pleasure helping navigate the corporation through such a difficult phase, perhaps future management can better achieve success.

Very sincerely,


/S/ GENE C. VALENTINE
Gene C. Valentine